Exhibit 10.1

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT dated as of January 26, 2004 (this “Agreement”) between Cargill, Incorporated, a Delaware corporation (“Cargill”), and Global Nutrition Solutions, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H

WHEREAS, concurrently with the execution of this Agreement, IMC Global Inc., a Delaware corporation (“IMC”), the Company, GNS Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company (“GNS Acquisition Corp.”), Cargill and Cargill Fertilizer, Inc., a Delaware corporation and a direct wholly owned subsidiary of Cargill, have entered into an Agreement and Plan of Merger and Contribution (the “Merger and Contribution Agreement”) providing for (i) the merger of GNS Acquisition Corp. with and into IMC, with IMC as the surviving corporation, and (ii) the contribution to the Company by Cargill and certain of its subsidiaries of equity interests in certain entities owning all or substantially all of the assets, liabilities and obligations of the Cargill Fertilizer Businesses (as defined in the Merger and Contribution Agreement) (together, the “Transactions”);

WHEREAS, following the consummation of the Transactions, the Cargill Contributing Corporations (as defined in the Merger and Contribution Agreement) will own approximately 66.5% of the outstanding shares of common stock, $0.01 par value per share, of the Company (the “Company Common Stock”), plus 5,458,955 shares of Class B common stock, $0.01 par value per share, of the Company (the “Company Class B Common Stock”), and IMC will be a direct wholly owned subsidiary of the Company;

WHEREAS, in connection with the Transactions, the parties hereto wish to enter into this Agreement to address certain matters with respect to (i) the transfer and ownership of securities of the Company by Cargill and (ii) the governance of the Company; and

WHEREAS, Section 10.01 of the Merger and Contribution Agreement provides that, as a condition to IMC’s obligations to effect the Transactions, Cargill shall have executed and delivered to the Company this Agreement and this Agreement shall remain in full force and effect.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

1. Definitions. The following terms have the following meanings for purposes of this Agreement:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership, limited liability company or other ownership interests, by contract or otherwise).

“Board of Directors” means the Board of Directors of the Company in office at the applicable time.

“Director” means any member of the Board of Directors.

“Effective Date” shall have the meaning set forth in Section 2.03 of the Merger and Contribution Agreement.

“IMC Independent Director” means an IMC Director who is a Non-Associated Director.

“No-Sales Period” means the three-year period commencing on the Effective Date.

“Non-Associated Director” means a member of the Board of Directors who would have been considered an “independent director” of each of Cargill, the Company and IMC immediately prior to the Effective Date under (i) Section 303A.02 of the New York Stock Exchange Listed Company Manual and (ii) the rules and regulations of the SEC.

“NYSE” means the New York Stock Exchange, Inc.

“Person” means any individual, corporation, limited liability company, partnership, association, trust or estate, unincorporated organization, joint venture, government or agency or political subdivision thereof, or any other entity of whatever nature.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, between the Company and Cargill.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Standstill Period” means the four-year period commencing on the Effective Date.

“Voting Securities” means (i) the Company Common Stock, (ii) the Company Class B Common Stock, (iii) shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors of the

Company or its successors and (iv) any securities convertible or exchangeable into or exchangeable for any shares of capital stock of the Company and any rights or options to acquire any of the foregoing.

2. Agreement to Nominate Directors.

(a) Annual Election of Directors. With respect to each election of Directors held or otherwise conducted at any time prior to the end of the Standstill Period:

(i)	Cargill shall take (and cause to be taken, including, without limitation, to the extent permitted by applicable law, causing its representatives or designees on the Board of Directors to take) all commercially reasonable actions and agrees to exercise all authority under applicable law to cause any slate of nominees recommended by the Board of Directors to stockholders of the Company for election as a Director to include:

(A)	seven (7) Director nominees designated by Cargill (the “Cargill Directors”); and

(B)	the four (4) Director nominees set forth on Schedule A hereto (or any replacement Director nominees designated by such Directors or their duly elected replacements, such designation to be evidenced by a vote of a majority of such Directors as shall be continuing to serve) (collectively, the “IMC Directors”); and

(ii)	the Company shall take (and cause to be taken) all commercially reasonable actions and agrees to exercise all authority under applicable law to cause any slate of nominees recommended by the Board of Directors to the stockholders of the Company for election to the Board of Directors to include the individuals nominated in accordance with the terms of this Agreement to serve as either Cargill Directors or IMC Directors (the “Nominees”), and to ensure that a majority of the Cargill Directors constitute Non-Associated Directors and that at least three (3) of the four (4) IMC Directors constitute Non-Associated Directors. In this regard, the Company shall, subject to applicable law and the listing requirements of the NYSE (or any other applicable stock exchange or interdealer quotation system, if and to the extent the Company is subject thereto), duly nominate and recommend for election to the Board of Directors and shall solicit proxies in favor of the election of the Nominees from the stockholders of the Company entitled to vote for the election of Directors. In connection therewith and in furtherance thereof, the Company shall include in any proxy solicitation materials related to the election of members of the Board of Directors such information regarding the Nominees and recommendations of the Board of Directors as are appropriate in proxy solicitation materials or as may be required under the rules and regulations promulgated by the SEC.

(b) Vacancies. At any time prior to the end of the Standstill Period, if a Cargill Director or an IMC Director, as the case may be, resigns from the Board of Directors, is removed for cause under applicable law, dies or otherwise cannot or is not willing to stand for reelection or to continue to serve as a member of the Board of Directors, Cargill shall take (and cause to be taken, including, without limitation, to the extent permitted by applicable law, causing its representatives or designees on the Board of Directors to take) all commercially reasonable actions and agrees to exercise all authority under applicable law to cause the vacancy to be filled, prior to or concurrent with any further meeting or action by the Board of Directors, by:

(i)	if the departing Director was a Cargill Director, a replacement Cargill Director selected by the remaining Cargill Directors (such selection to be evidenced by a vote of a majority of such remaining Cargill Directors); provided, that a majority of the Cargill Directors shall continue to constitute Non-Associated Directors; or

(ii)	if the departing Director was an IMC Director, a replacement IMC Director selected by the remaining IMC Directors (such selection to be evidenced by a vote of a majority of such remaining IMC Directors); provided, that at least three (3) of the four (4) IMC Directors shall continue to constitute Non-Associated Directors.

3. Agreement to Vote. With respect to each election of Directors held or otherwise conducted at any time prior to the end of the Standstill Period, Cargill shall vote (or cause to be voted), in person or by proxy, all Voting Securities that Cargill or any of its Affiliates owns or has the right to vote:

(a) in favor of the election of each Nominee included on the slate of Nominees proposed, recommended or otherwise supported by the Board of Directors in accordance with the terms of Section 2;

(b) against any slate of Directors or nominees for Director that shall be proposed in opposition or as an alternative to the slate of Director nominees proposed, recommended or otherwise supported by the Board of Directors; and

(c) in accordance with the recommendation of the Board of Directors on all matters submitted to the vote of stockholders of the Company which have been proposed by any stockholder or stockholders and which affect or regard the compensation or benefits of Directors, officers or employees of the Company or relate to matters concerning the continued publicly traded nature of the Company or any potential change in control of the Company (other than the matters set forth in items (i) – (ii) below) or concerning federal or state statutes relating to moratoria on business combinations, fair price or control share acquisitions; provided, however, that Cargill may vote any Voting Securities owned by it as it determines in its sole discretion with respect to any of the following transactions initiated or supported by the Board of Directors which are presented at a meeting of stockholders of the Company for approval: (i) any disposition of the Company (by way of merger, sale of assets or otherwise) of a substantial part of its assets, (ii) any recapitalization of Company (other than a recapitalization for the purpose of forming a holding company or to effect a change in the Company’s state of incorporation), (iii) any liquidation of, or consolidation involving, the Company, (iv) any increase in the Company’s authorized shares or, subject to Section 4(b), other amendment to the Certificate of Incorporation or By-Laws of the Company or (v) any transaction not otherwise provided for in this paragraph (c) that could reasonably be expected to have a material effect on Cargill’s investment in the Company. Cargill shall be present, in person or by proxy, and without further action hereby agrees that it shall be deemed to be present, at all meetings of stockholders of the Company so that all Voting Securities beneficially owned by Cargill shall be counted for purposes of determining the presence of a quorum at such meetings.

4. Organizational Documents of the Company. The parties hereto agree that the following covenants set forth in this Section 4 shall apply during the Standstill Period:

(a) The parties hereto agree to take (and cause to be taken) all commercially reasonable actions and agree to exercise all authority under applicable law to cause the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the By-Laws of the Company (the “By-Laws” and, together with the Certificate of Incorporation, the “Company Organizational Documents”) to be in the form attached to the Merger and Contribution Agreement as Exhibit C and Exhibit D, respectively (as such forms may be amended or modified from time to time prior to the Effective Date in accordance with the Merger and Contribution Agreement), on and as of the Effective Date, to the extent they are not already in such form as of the Effective Date. In furtherance of the foregoing, Cargill agrees that it will, to the extent permitted under applicable law:

(i)	cause its representatives or designees on the Board of Directors to bring before the full Board of Directors and cause the full Board of Directors to recommend to the stockholders of the Company any necessary amendment or amendments to the Company Organizational Documents so that, at the Effective Date, they will conform with the forms attached as Exhibits C and D to the Merger and Contribution Agreement (as such forms may be amended or modified from time to time prior to the Effective Date in accordance with the Merger and Contribution Agreement);

(ii)	cause its representatives or designees on the Board of Directors to vote in favor of and approve any such amendments; and

(iii)	vote (or cause to be voted), in person or by proxy, all Voting Securities that Cargill owns or has the right to vote in favor of any such amendments.

(b) The parties hereto agree to take (and cause to be taken, including, without limitation, in the case of Cargill, to the extent permitted by applicable law, causing its representatives or designees on the Board of Directors to take) all commercially reasonable actions and agree to exercise all authority under applicable law to cause the following to be true during the Standstill Period:

(i)	the Certificate of Incorporation shall provide for the Board of Directors to be divided into three (3) classes;

(ii)	the By-Laws shall provide for the Board of Directors to be comprised of eleven (11) Directors;

(iii)	the By-Laws shall provide for the Board of Directors to have an Executive Committee, Audit Committee, a Compensation Committee and a Governance Committee, in addition to any other Committees of the Board of Directors to be created by the Board of Directors; each such Committee shall comply with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC and NYSE applicable to board committees of such nature;

(iv)	the By-Laws shall provide for each Committee of the Board of Directors to be comprised of five (5) Directors, to the extent practicable to comply with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC and the NYSE applicable to board committees of such nature;

(v)	the By-Laws shall provide for the Chairman of the Compensation Committee of the Board of Directors to be a Non-Associated Director and, if required by Section 162(m) of the Internal Revenue Code or Section 16 of the 1934 Act, for all other members also to be Non-Associated Directors;

(vi)	the By-Laws shall provide for the Audit Committee of the Board of Directors to be comprised entirely of Non-Associated Directors; and

(vii)	the By-Laws shall provide for the Governance Committee of the Board of Directors to be comprised of a majority of Non-Associated Directors.

Without in any way limiting the foregoing, during the Standstill Period, the parties hereto agree not to (and in the case of Cargill, to the extent permitted by applicable law, to cause its representatives or designees on the Board of Directors not to) initiate, propose, or otherwise support or vote in favor of any amendment to the Company Organizational Documents that would conflict with the agreements set forth herein.

5. Chairman of the Board; Board and Committee Composition.

(a) During the Standstill Period, the parties hereto shall take (and cause to be taken, including, without limitation, in the case of Cargill, to the extent permitted by applicable law, causing its representatives or designees on the Board of Directors to take) all commercially reasonable actions and agree to exercise all authority under applicable law to cause such individual as designated by Cargill for such purpose to be elected as the Chairman, Chief Executive Officer and President of the Company and to cause such individual to be elected as a member of the Governance Committee of the Board of Directors.

(b) During the Standstill Period, the parties hereto shall take (and cause to be taken, including, without limitation, in the case of Cargill, to the extent permitted by applicable law, causing its representatives or designees on the Board of Directors to take) all commercially reasonable actions and agree to exercise all authority under applicable law to cause the classes of the Board of Directors during the Standstill Period to be comprised as follows:

(i)	Class I shall be comprised of 2 Cargill Directors and 1 IMC Director;

(ii)	Class II shall be comprised of 3 Cargill Directors and 2 IMC Directors; and

(iii)	Class III shall be comprised of 2 Cargill Directors and 1 IMC Director.

(c) During the Standstill Period, the parties hereto shall take (and cause to be taken, including, without limitation, in the case of Cargill, to the extent permitted by applicable law, causing its representatives or designees on the Board of Directors to take) all commercially reasonable actions and agree to exercise all authority under applicable law to cause each Committee of the Board of Directors during the Standstill Period to be comprised of three (3) Cargill Directors and two (2) IMC Directors, except as otherwise necessary to comply with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC and NYSE applicable to board committees of such nature.

6. No Instigation or Support of Proxy Contest or Stockholder Proposals. Cargill shall not at any time during the Standstill Period, directly or indirectly, through one or more intermediaries acting on its behalf, singly or as part of a partnership, syndicate or other group (as those terms are used within the meaning of Section 13(d)(3) of the 1934 Act), and shall cause each of its Affiliates not to, directly or indirectly:

(a) instigate, support or in any way participate in any proxy contest or otherwise engage in the “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 under the 1934 Act, whether or not such solicitation is exempt under Rule 14a-2 under the 1934 Act) with respect to any matter from holders of Voting Securities (including by the execution of actions by written consent) in opposition to proposals or matters proposed, recommended or otherwise supported by the Board of Directors;

(b) become a “participant” in any “election contest” (as such terms are defined or used in Rule 14-11 under the 1934 Act) with respect to the Company or solicit any consent or communicate with or seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities; provided, however, that Cargill shall not be prevented hereunder from being a “participant” in support of the management of the Company by reason of the membership of Cargill’s designees on the Company’s Board of Directors or the inclusion of Cargill’s designees on the slate of nominees for election to the Board of Directors proposed by the Company;

(c) initiate or participate in the solicitation of, or otherwise solicit, stockholders for the approval of one or more stockholder proposals with respect to the Company as described in Rule 14a-8 under the 1934 Act or induce or attempt to induce any other Person to initiate any stockholder proposal relating to the Company;

(d) form, join, encourage the formation of or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the 1934 Act) of Persons acquiring, holding,

voting or disposing of any Voting Securities which would be required under Section 13(d) of the 1934 Act and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the 1934 Act (or any successor statute or regulation);

(e) participate in or encourage the formation of any group which owns or seeks or offers to acquire beneficial ownership of securities of the Company or rights to acquire such securities or for the purpose of circumventing any provision of this Agreement;

(f) solicit, seek or offer to effect, negotiate with or provide any information to any party with respect to, make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors, to any Director or officer of the Company or to any other stockholder of the Company with respect to, or otherwise formulate any plan or proposal or make any public announcement, proposal, offer or filing under the 1934 Act, any similar or successor statute or otherwise, or take action to cause the Company to make any such filing, with respect to: (i) any form of business combination transaction or acquisition involving the Company (other than transactions contemplated by this Agreement), including, without limitation, a merger, exchange offer or liquidation of the Company’s assets, (ii) any form of restructuring, recapitalization or similar transaction with respect to the Company, including, without limitation, a merger, exchange offer or liquidation of the Company’s assets, (iii) any acquisition or disposition of assets material to the Company, (iv) any request to amend, waive or terminate the provisions of this Agreement or (v) any proposal or other statement inconsistent with the terms of this Agreement, provided, however, that Cargill and its Affiliates may discuss the affairs and prospects of the Company, the status of Cargill’s investment in the Company and any of the matters described in clause (i) through (v) of this paragraph at any time, and from time to time, with the Board of Directors or any Director or executive officer of the Company and Cargill may discuss any matter, including any of the foregoing, with its outside legal and financial advisors, if as a result of any such discussions Cargill is not required to make, and does not make, any public announcement or filing under the 1934 Act otherwise prohibited by this Agreement; and provided, further, that, notwithstanding the foregoing, the parties hereto agree and acknowledge that any requirement that Cargill file a Schedule 13D, Form 4, any similar form or any amendments thereto as a result of the transactions contemplated by the Registration Rights Agreement or any conversion of shares of Company Class B Common Stock into Company Common Stock in accordance with the terms of the Company Class B Common Stock shall not constitute a breach or violation of this Agreement;

(g) seek the removal of any of the IMC Directors;

(h) seek to increase the number of Directors serving on the Board of Directors above eleven (11) or to increase the number of Cargill representatives or designees on the Board of Directors above seven (7);

(i) call or seek to have called any meeting of the stockholders of the Company; or

(j) assist, instigate or encourage any third party to take any of the actions enumerated in this Section 6.

7. Acquisition of Securities.

(a) During the Standstill Period, Cargill will not acquire, or agree, offer or seek or propose to acquire, directly or indirectly, alone or in concert with any other Person, by purchase, gift, business combination or otherwise, any shares of Company Common Stock, or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any shares of Company Common Stock, from any other holder of Company Common Stock of the Company.

(b) If Cargill acquires, directly or indirectly, shares of Company Common Stock in violation of Section 7(a), Cargill shall, as soon as it becomes aware of such violation, give prompt notice to the Company and such shares of Company Common Stock shall immediately be disposed of by Cargill.

(c) For the avoidance of doubt, the parties hereto acknowledge and agree that, notwithstanding the foregoing, neither (i) any transfer of shares of Company Common Stock or Company Class B Common Stock among Cargill and any of its Affiliates, nor (ii) the conversion of shares of Company Class B Common Stock into shares of Company Common Stock in accordance with the terms of the Company Class B Common Stock, shall constitute a breach of this Agreement; provided, that, in the case of clause (i), Cargill complies with Section 11.

(d) Notwithstanding the restrictions set forth in Section 7(a), if the Company elects to offer and sell shares of Company Common Stock to third parties at any time during the one-year period commencing on the Effective Date, the result of which would cause Cargill and its Affiliates to own less than 50% of the outstanding shares of Company Common Stock following the sale of such shares, then Cargill shall have the right to subscribe for such number of shares of Company Common Stock which would result in Cargill and its Affiliates owning 50.1% of the outstanding shares of Company Common Stock immediately following the sale of shares of Company Common Stock to such third parties; provided, that any purchase by Cargill and its Affiliates of Company Common Stock pursuant to the terms of this Section 7(d) shall be on comparable terms to the sales to third parties described in this Section 7(d).

8. Notice of Sale and Restriction on Sales.

(a) During the No-Sales Period, Cargill will not (and will cause its Affiliates not to) sell, transfer, pledge, encumber or otherwise dispose of, directly or indirectly, any Voting Securities to any Person who is not an Affiliate of Cargill (a “Third Person”), unless (i) such transaction is unanimously approved in advance by the IMC Directors and (ii) such Third Person agrees in writing to be bound by the terms of this Agreement.

(b) During the Standstill Period, notwithstanding any other provision of this Agreement, any sale, transfer or other disposition of any Voting Securities by Cargill permitted by this Agreement shall not be made unless (i) Cargill gives ten (10) days’ notice in writing to the Company of such transfer and (ii) the transferee agrees in writing to be bound by the terms of this Agreement; provided, that the foregoing shall not apply in the case of any sale, transfer or other disposition made pursuant to a registration statement under the Registration Rights Agreement.

(c) Any sale, transfer of other disposition made in violation of Section 8(a) shall be null and void, and the Company shall not register any such sale, transfer of other disposition in its books and records.

9. Certain Transactions.

(a) The parties hereto agree and acknowledge that, during the Standstill Period, any commercial or other transactions (including, without limitation, any squeeze-out merger, reverse stock split or otherwise), arrangements and agreements (or series of related transactions) between Cargill and its subsidiaries (other than the Company and its subsidiaries), on the one hand, and the Company and its subsidiaries, on the other hand, shall require prior approval of a majority of the IMC Independent Directors in addition to any approvals that may be required generally of the Board of Directors of the Company or any committee thereof.

(b) With respect to any commercial or other transaction, arrangement or agreement (or series of related transactions) requiring approval of a majority of the IMC Independent Directors in accordance with Section 9(a), the IMC Independent Directors may delegate to one or more of the IMC Independent Directors the authority to approve such transaction, arrangement or agreement (or series of related transactions) provided that the amount of payments from the Company or its Affiliates to Cargill or any of its Affiliates, or payments from Cargill or any of its Affiliates to the Company or its Affiliates, in respect thereof do not exceed $5,000,000.

10. Indemnity Claims. During the seven-year period commencing on the Effective Date (the “Indemnity Period”), any consideration of or determination by the Company of whether or not to pursue any claim for indemnification against Cargill pursuant to Section 9.21 of the Merger and Contribution Agreement shall be made by the IMC Independent Directors.

11. Affiliates. During the Standstill Period, Cargill shall cause its Affiliates to comply with the terms of Sections 6 and 7 of this Agreement. During the Standstill Period, at any time that an Affiliate of Cargill becomes a stockholder of the Company, such Affiliate shall agree in writing to be bound by the terms of this Agreement and, thereafter, Cargill shall cause such Affiliate to comply with all other terms set forth in this Agreement.

12. No Inconsistent Agreements. During the Standstill Period, Cargill agrees not to grant any proxies or enter into any voting agreement or arrangement with any Person that would be inconsistent with the provisions of this Agreement or that would result in any Voting Securities attributable to Cargill being voted in any manner inconsistent with the provisions of this Agreement. Nothing contained herein shall be deemed to limit or otherwise affect any obligations of the Company or Cargill under the Merger and Contribution Agreement.

13. Representations and Warranties of Cargill. Cargill represents and warrants to the Company as follows:

(a) Cargill is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Cargill has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated to be performed by it hereby. The execution, delivery and performance by Cargill of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Cargill. No approval of Cargill’s stockholders is required in connection with Cargill’s execution, delivery and performance of this Agreement and the consummation by Cargill of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Cargill and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding agreement of Cargill enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement by Cargill do not conflict with any agreement, order or other instrument binding upon it, nor require any regulatory filing or approval.

14. Representations and Warranties of the Company. The Company represents and warrants to Cargill as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated to be performed by it hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Cargill, constitutes the legal, valid and binding agreement of the Company enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement by the Company do not conflict with any agreement, order or other instrument binding upon it, nor require any regulatory filing or approval.

15. Effective Date; Termination.

(a) This Agreement shall not be effective (and the parties hereto shall not be bound by any obligations hereunder) until the Effective Date. In the event that the Merger and Contribution Agreement is terminated without consummation of the Transactions, this

Agreement shall automatically terminate without any action on the part of either party to this Agreement.

(b) This Agreement may be terminated by mutual written agreement of Cargill and the Company; provided, however, that any such written agreement of the Company shall be effective only if approved by a majority of the IMC Independent Directors.

(c) Unless earlier terminated in accordance with Section 15(a) or Section 15(b), this Agreement shall terminate automatically on the day immediately following the last day of the Indemnity Period.

(d) If this Agreement is terminated pursuant to this Section 15, all further obligations of each party hereto shall terminated without further liability or obligation of such party to the other, including liability for damages; provided, however, that no such termination shall relieve either party hereto from any liability for any breach of this Agreement arising prior to the termination date.

16. Further Assurances. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of any party to effectuate, carry out or comply with all the terms of this Agreement.

17. Specific Performance; Enforcement.

(a) Cargill acknowledges that irreparable damage would occur to the Company in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedy to which the Company may be entitled at law or in equity.

(b) The IMC Independent Directors have the authority to enforce this Agreement against Cargill for and on behalf of the Company without any other action by the Board of Directors.

18. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, including the Schedule referred to herein, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes and preempts all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. However, if any term of this Agreement or the application thereof to any party or circumstances shall be held invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been herein and, in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties’ intentions hereunder.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall constitute one and the same instrument.

21. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed (i) in the case of a waiver of any provision binding on Cargill, by the Company, (ii) in the case of a waiver of any provision binding on the Company, by Cargill and (iii) in the case of an amendment of this Agreement, by Cargill and the Company; provided, however, that, in the case of a waiver referred to in clause (i) above or an amendment referred to in clause (iii) above, any such written agreement of the Company shall be effective only if approved by a majority of the IMC Independent Directors.

(b) The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

22. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; provided, however, that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

23. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given upon delivery (a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested or (d) if sent by reputable overnight courier service (providing proof of delivery); and shall be addressed as follows:

To the Company:

[To be determined by management of the

Company]

To Cargill:	with a copy to:
Cargill, Incorporated Mailstop: Lake 15407 McGinty Road West Wayzata, MN 55391 Attention: Robert L. Lumpkins Facsimile: (952) 742-6027	Dorsey & Whitney LLP 50 South Sixth Street Minneapolis, Minnesota 55402 Attention: Robert A. Rosenbaum, Esq. Facsimile: (612) 340-7800

and

Cargill, Incorporated Law Department/24 15407 McGinty Road West Wayzata, MN 55391 Attention: Richard Mack Facsimile: (952) 742-6349

24. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflict of laws.

25. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court and waives any objection based on forum non conveniens or any other objection to venue therein; provided, however, that such consent jurisdiction is solely for the purpose referred to in this Section 25 and shall not be deemed to be in general submission to the jurisdiction of said court or in the State of Delaware other than for such purposes.

26. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

27. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

28. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Investor Rights Agreement as of the date first above written.

CARGILL, INCORPORATED

By:	/s/ Robert L. Lumpkins
	Name:	Robert L. Lumpkins
	Title:	Vice Chairman and CFO

GLOBAL NUTRITION SOLUTIONS, INC.

By:	/s/ Fredric W. Corrigan
	Name:	Fredric W. Corrigan
	Title:	CEO and President

Signature Page

to the

Investor Rights Agreement

Schedule A

Raymond F. Bentele

Harold H. MacKay

David B. Mathis

Douglas A. Pertz

Schedule A

AMENDMENT NO. 1

TO

INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of this 22nd day of October, 2004, amends that certain Investor Rights Agreement dated as of January 26, 2004 (the “Agreement”), by and between Cargill, Incorporated, a Delaware corporation (“Cargill”), and The Mosaic Company (formerly known as Global Nutrition Solutions, Inc.), a Delaware corporation (“Mosaic”).

W I T N E S S E T H

WHEREAS, the Agreement was entered into in connection with the execution of that certain Agreement and Plan of Merger and Contribution dated as of January 26, 2004 (as amended, the “Merger and Contribution Agreement”), by and among IMC Global Inc., a Delaware corporation, Mosaic, GNS Acquisition Corp., a Delaware corporation, Cargill and Cargill Fertilizer, Inc., a Delaware corporation (“CFI”);

WHEREAS, Section 10.01(i) of the Merger and Contribution Agreement provides that it is a condition to the consummation of the transactions contemplated by the Merger and Contribution Agreement that the Cargill Contributing Corporations (as defined in the Merger and Contribution Agreement) other than Cargill be added as parties to the Agreement and become bound by the terms thereof; and

WHEREAS, this Amendment is being entered into pursuant to Section 10.01(i) of the Merger and Contribution Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

1. Each of CFI and GNS I (U.S.) Corp., a Delaware corporation, hereby acknowledges the terms and provisions of the Agreement and hereby agrees to be bound by those terms and provisions to the same extent as Cargill.

2. This Amendment constitutes an amendment of the Agreement in conformity with and pursuant to the terms of Section 21 of the Agreement. Except as expressly amended herein, all terms set forth in the Agreement shall continue in full force and effect.

3. This amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of laws.

4. This amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

CARGILL, INCORPORATED

By:	/s/ Robert L. Lumpkins
Name:	Robert L. Lumpkins
Title:	Vice Chairman and CFO

THE MOSAIC COMPANY

By:	/s/ Fredric W. Corrigan
Name:	Fredric W. Corrigan
Title:	CEO and President

CARGILL FERTILIZER, INC.

By:	/s/ Robert L. Lumpkins
Name:	Robert L. Lumpkins
Title:	Chief Executive Officer

GNS I (U.S.) CORP.

By:	/s/ Robert L. Lumpkins
Name:	Robert L. Lumpkins
Title:	CEO and President